UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

SMART POWERR CORP.

(Exact name of registrant as specified in charter)

Nevada	001-34625	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4/F, Tower C Rong Cheng Yun Gu Building Keji 3rd Road, Yanta District Xi’ an City, Shaanxi Providence, China	710075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86-29) 8765-1097

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CREG	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Smart Powerr Corp. (the “Company”) has regained compliance with The Nasdaq Stock Market LLC (“Nasdaq”) continued listing requirements regarding periodic reporting.

In a letter dated June 22, 2023, Nasdaq indicated that the Company has regained compliance with its continued listing requirements for periodic reporting as a result of the filing of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023.

At this time, the deficiency of which the Company has been notified have been rectified, and Nasdaq considers this matter closed.

On June 26, 2023, the Company issued the Press Release filed as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description
99.1	Press Release, dated June 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 26, 2023

SMART POWERR CORP.

By:	/s/ Yongjiang Shi
Yongjiang Shi
Chief Financial Officer

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